UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2020, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into a Distribution Agreement (the “Distribution Agreement”) with Raymond James & Associates, Inc. (the “Distribution Agent”). Pursuant to the terms of the Distribution Agreement, the Company may sell from time to time or through the Distribution Agent shares of the Company’s common stock, par value $0.00005 per share (the “Shares”), having an aggregate offering amount of up to $50,000,000 (the “Offering”). The Company filed a prospectus supplement, March 6, 2020 (the “Prospectus Supplement”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offering. Sales of the Shares, if any, will be made by any method permitted by law that is deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Shares, through a market maker or as otherwise agreed by the Company and the Distribution Agent.

Subject to the terms and conditions of the Distribution Agreement, the Distribution Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions.

The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Distribution Agreement or terminate the Distribution Agreement in accordance with its terms. The Company has provided the Distribution Agent with customary indemnification rights, and the Distribution Agent will be entitled to a fixed commission of 3.0% of the aggregate gross proceeds from the Shares sold. The Distribution Agreement contains customary representations and warranties, and the Company is required to deliver customary closing documents and certificates in connection with sales of the Shares.

The Shares will be issued pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-225517) (the “Registration Statement”), which was filed with the SEC and declared effective by the SEC on June 29, 2018, and the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

The summary of the Distribution Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K (including the exhibits hereto) is hereby incorporated by reference into the Registration Statement.

Item 8.01.  Other.

On March 6, 2020, the Company closed the previously announced $10,000,000 registered direct offering of 1,250,000 shares of common stock at a purchase price of $8.00 per share and a Warrant for the purchase of up to 250,000 shares of common stock with an exercise price of $15.00 per share.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Distribution Agreement, dated March 6, 2020, by and between Brainstorm Cell Therapeutics Inc. and Raymond James & Associates, Inc.

5.1	Opinion of BRL Law Group LLC.

23.1	Consent of BRL Law Group LLC (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: March 6, 2020	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer and President